                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement               [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                             ASCENT PEDIATRICS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                             ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                         WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2001

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Ascent Pediatrics, Inc., a Delaware corporation, will be held on Wednesday, June 13, 2001, at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matters:

     1.   To elect three class I directors for the ensuing three years;

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Ascent for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Our board of directors has no knowledge of any other business to be transacted at the meeting.

     Our board of directors has fixed the close of business on Tuesday, April 17, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

     A copy of Ascent's annual report to stockholders for the year ended December 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies this notice and the enclosed proxy statement.

                                            By order of the Board of Directors,


                                            EMMETT CLEMENTE, PH.D.
                                            CHAIRMAN AND PRESIDENT
April 30, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE TO ASSURE REPRESENTATION OF YOUR DEPOSITARY SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE VOTING INSTRUCTION CARD IS MAILED IN THE UNITED STATES.

                             ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                         WILMINGTON, MASSACHUSETTS 01887

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2001

     This proxy statement is furnished in connection with the solicitation of voting instruction cards by the board of directors of Ascent Pediatrics, Inc. for the annual meeting of stockholders to be held on Wednesday, June 13, 2001 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments thereof.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED VOTING INSTRUCTION CARD AND ASCENT'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 11, 2001. WE WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO ASCENT PEDIATRICS, INC., ATTENTION OF JENNIFER A. MARCHAND, CONTROLLER, 187 BALLARDVALE STREET, SUITE B125, WILMINGTON, MASSACHUSETTS 01887. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     On April 17, 2001, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 17,009,722 shares of common stock, all of which are represented by depositary shares of Ascent outstanding on the record date. Each depositary share evidences an interest in one share of Ascent common stock, par value $.00004 per share, and is represented by a depositary receipt. All outstanding shares of Ascent common stock are held by State Street Bank and Trust Company, the "Depositary," pursuant to a depositary agreement that we entered into with State Street Bank and Trust Company and Alpharma USPD, Inc. on February 16, 1999, as amended.

     The holders of depositary shares are entitled to one vote per depositary share on all matters to be voted on by stockholders of Ascent, in the same manner and subject to the same limitations as a holder of shares of common stock. The record holders of depositary shares on the record date will be entitled to instruct State Street Bank and Trust Company, as Depositary, as to the exercise of the voting rights pertaining to the number of shares of common stock represented by their respective depositary shares by completing, dating, signing and returning the enclosed voting instruction card. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Ascent common stock represented by such depositary shares in accordance with such instructions, and Ascent has agreed to take all action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. If no choice is specified in a voting instruction card, the Depositary will endeavor, insofar as practicable, to vote the number of shares of common stock represented by such depositary shares in favor of the matters set forth in the accompanying notice of meeting. The Depositary will abstain from voting shares of Ascent common stock to the extent it does not receive instructions from the owners of the corresponding depositary shares. In this proxy statement, we refer to the Ascent common stock, including the right to vote, and the Ascent depositary shares collectively as the "depositary shares."

     Any voting instruction card may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated voting instruction card to the corporate secretary of Ascent or by voting in person at the meeting. Attendance at the meeting will not be sufficient to revoke a voting instruction card unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the voting instruction card and vote in person.

     The holders of a majority of the depositary shares issued and outstanding and entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Depositary shares present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of the outstanding depositary shares entitled to vote at the meeting is required for the election of the class I directors. The affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding depositary shares entitled to vote at the meeting is required for the ratification of the selection of Ascent's independent auditors.

     Shares which abstain from voting as to a particular matter, and depositary shares held in "street name" by brokers or nominees who indicate on their respective voting instruction cards that they do not have discretionary authority to vote such depositary shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or depositary shares voting on such matter. Accordingly, abstentions and "broker non-votes" would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a "no" vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

     As of the close of business on April 17, 2001, the record date, funds affiliated with ING Furman Selz Investments LLC held more than a majority of the outstanding depositary shares of Ascent. These funds have indicated to Ascent that they intend to vote "For" each proposal described in this proxy statement. Accordingly, Ascent expects that each proposal will be approved. Nevertheless, whether or not you plan to attend the annual meeting in person, please sign and promptly return the enclosed voting instruction card, which requires no postage if mailed in the United States.

SOLICITATION OF VOTING INSTRUCTION CARDS

     The expenses of the solicitations for the Ascent 2001 annual meeting, including the cost of printing and distributing this proxy statement and the form of voting instruction card, will be paid by Ascent. In addition to solicitation by mail, voting instruction cards may be solicited by our directors, officers and employees in person or by telephone, telecopier or other means of communication. These persons will not receive additional compensation for solicitation of voting instruction cards, but may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements will also be made by us with custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of shares, and we will reimburse these persons for reasonable expenses incurred in connection with this solicitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 17, 2001, regarding the beneficial ownership of depositary shares by (a) each person or entity known to us to beneficially own more than five percent of the outstanding depositary shares on that date, (b) each director, including the director nominees, (c) each of the named executive officers of Ascent, which we define in the "Summary Compensation Table" section; and (d) all directors and executive officers of Ascent as a group.

     The number of shares beneficially owned by each 5% stockholder, director, director nominee and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of April 17, 2001 through the conversion of any convertible note or other convertible security or the exercise of any stock option, warrant or other right. The inclusion in this proxy statement of these shares, however, is not an admission that the named stockholder is a direct or indirect beneficial owner of the shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares the power with his or her spouse) with respect to all shares of capital stock listed as owned by the person or group. Unless otherwise indicated, the address of each director and executive officer of Ascent is care of Ascent Pediatrics, Inc., 187 Ballardvale Drive, Suite B125, Wilmington, Massachusetts 01887.

                                                                                 DEPOSITARY SHARES
                                                                     --------------------------------------
                                                                          NUMBER OF
                                                                           SHARES                PERCENT OF
                                                                     BENEFICIALLY OWNED            CLASS
                                                                     ------------------          ----------
5% STOCKHOLDERS
Funds affiliated with ING Furman Selz Investments LLC...........        14,894,796(1)              65.3%
  55 East 52nd Street, 37th Floor
  New York, NY 10055
BancBoston Ventures, Inc........................................           924,133(2)               5.3%
  175 Federal Street
  Boston, MA 02110

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
Raymond F. Baddour, Sc.D........................................           287,605(3)               1.7%
Robert E. Baldini ..............................................           134,000(4)                 *
Emmett Clemente, Ph.D...........................................           406,676(5)               2.4%
Nicholas Daraviras..............................................                --                   --
James E. Flynn .................................................           266,909(6)               1.6%
Brian P. Friedman ..............................................        14,894,796(7)              65.3%
Joseph R. Ianelli ..............................................            20,000(8)                 *
Andre L. Lamotte, Sc.D..........................................           856,376(9)               5.1%
James L. Luikart ...............................................        14,894,796(10)             65.3%
All directors,  director nominees and current  executive
officers as a group (nine persons)..............................        16,801,362(11)             72.3%

----------

  *  Represents less than 1% of the outstanding depositary shares of Ascent.

(1) Consists of (a) 6,343,387 depositary shares held by Furman Selz Investors II L.P., (b) a total of 5,088,243 depositary shares issuable upon the conversion of a 7.5% convertible note and an 8.0% convertible subordinated note held by Furman Selz Investors II L.P. within 60 days of April 17, 2001, (c) 543,670 depositary shares held by FS Employee Investors LLC, (d) a total of 436,171 depositary shares issuable upon the conversion of a 7.5% convertible note and an 8.0% convertible subordinated note held by FS Employee Investors LLC within 60 days of April 17, 2001, (e) 308,604 depositary shares held by FS Parallel Fund L.P., (f) a total of 247,517 depositary shares issuable upon the conversion of a 7.5% convertible note and an 8.0% convertible subordinated note held by FS Parallel Fund L.P. within 60 days of April 17, 2001, (g) 150,000 depositary shares held by FS Private Investments, (h) 1,732,204 depositary shares held by funds affiliated with ING Furman Selz Investments pursuant to its ownership interest in FS Ascent Investments LLC and (i) 45,000 depositary shares issuable upon the exercise of options assigned by certain Ascent directors affiliated with ING Furman Selz Investments LLC within 60 days of April 17, 2001. Furman Selz Investors II L.P., FS Employee Investors LLC, FS Parallel Fund L.P., FS Private Investments and FS Ascent Investments LLC are affiliates under common control. These entities also have the right to receive additional securities. See "Certain Relationships and Related Transactions."
(2) Consists of (a) 574,028 depositary shares and (b) 350,105 depositary shares issuable upon the conversion of an 8% convertible subordinated note within 60 days of April 17, 2001.
(3) Consists of (a) 235,384 depositary shares, (b) 22,221 depositary shares issuable upon the exercise of warrants within 60 days of April 17, 2001 and
     (c) 30,000 depositary shares issuable upon the exercise of options within 60 days of April 17, 2001.
(4) Consists of 134,000 depositary shares issuable upon the exercise of options within 60 days of April 17, 2001.
(5) Consists of (a) 172,650 depositary shares and (b) 234,026 depositary shares issuable upon the exercise of options within 60 days of April 17, 2001.
(6) Consists of (a) 23,000 depositary shares held by Mr. Flynn, (b) 95,212 shares owned by Flynn Partners, (c) 18,316 depositary shares issuable upon the conversion of an 8% convertible subordinated note within 60 days of April 17, 2001 and (d) 130,381 shares held by Flynn Partners pursuant to its ownership interest in FS Ascent Investments LLC. Mr. Flynn is the general partner of Flynn Partners, which is a member of FS Ascent Investments LLC. See "Certain Relationships and Related Transactions."

 (7) Consists of the depositary shares described in note (1). Mr. Friedman is president of ING Furman Selz Investments LLC and may be considered the beneficial owner of the depositary shares described in note (1). Mr. Friedman disclaims such beneficial ownership.
 (8) Consists of 20,000 depositary shares issuable upon the exercise of options within 60 days of April 17, 2001.
 (9) Consists of (a) 738,776 depositary shares held by Medical Science Partners, L.P., (b) 57,142 depositary shares held by Medical Science Partners II, L.P., (c) 13,691 depositary shares held by Medical
      Science II Co-Investment, L.P., (d) 2,888 depositary shares issuable upon the exercise of warrants within 60 days of April 17, 2001, held by Medical Science Partners, L.P., (e) 10,769 depositary shares held by Dr. Lamotte, (f) 3,110 depositary shares issuable upon the exercise of warrants held by Dr. Lamotte within 60 days of April 17, 2001 and
      (g) 30,000 depositary shares issuable upon the exercise of options held by Dr. Lamotte within 60 days of April 17, 2001. Dr. Lamotte is the managing general partner of the general partners of Medical
      Science Partners, L.P., Medical Science Partners II, L.P. and Medical Science II Co-Investment, L.P. and may be considered the beneficial owner of the depositary shares held by such entities, although Dr.
      Lamotte disclaims such beneficial ownership, except as to his pecuniary interest therein.
(10) Consists of the depositary shares described in note (1). Mr. Luikart is an executive vice president of ING Furman Selz Investments LLC and may be considered the beneficial owner of the depositary shares described in note
      (1). Mr. Luikart disclaims such beneficial ownership.
(11)  See notes (3) through(10).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of Ascent equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. To our knowledge, based solely on review of the copies of the reports furnished to us and written representations, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were timely made other than the filing of a Form 4 by James L. Luikart, a director of Ascent, and by FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC and FS Parallel Fund L.P., each of which is affiliated with ING Furman Selz Investments LLC, in connection with the issuance to such entities of certain convertible notes and warrants.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     We have three classes of directors currently consisting of one class I director, three class II directors and three class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Dr. Raymond
F. Baddour is currently serving as a class I director. Our board of directors has also nominated James E. Flynn and Brian P. Friedman for election as class I directors. The three class I directors proposed for election this year, if elected, will serve as members of our board of directors until the 2004 annual meeting of stockholders, or until their successors are elected and qualified. The term of the class II directors will expire at the 2002 annual meeting. The class III directors were elected at the annual meeting last year for a three year term expiring at the 2003 annual meeting.

     The persons named in the enclosed voting instruction card will vote to elect, as class I directors, Dr. Raymond F. Baddour and Messrs. Flynn and Friedman, unless the voting instruction card is marked otherwise. The class I director nominees have indicated their willingness to serve, if elected; however, if a nominee should be unable to serve, the persons acting under the voting instruction card may vote the voting instruction card for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that a nominee will be unable to serve if elected.

     The table below includes information for each director, including the class I director nominees, as of April 17, 2001, with respect to (a) his name and age;
(b) position and offices at Ascent; (c) principal occupation and business experience during the past five years; (d) directorships, if any, of other publicly held companies and (e) the year he became a director of Ascent, if applicable.

                                                                           PRINCIPAL OCCUPATION, OTHER BUSINESS
                                                            DIRECTOR     EXPERIENCE DURING THE PAST FIVE YEARS AND
NAME                                               AGE       SINCE                  OTHER DIRECTORSHIPS
----                                               ---      --------     -----------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2004
(CLASS I DIRECTORS)

Raymond F. Baddour, Sc.D.(1)................        76        1989     Lammot   du  Pont   Professor   Emeritus   of
                                                                       Chemical  Engineering  at  the  Massachusetts
                                                                       Institute   of    Technology    since   1989;
                                                                       Co-founder  and  director  of Amgen  Inc.,  a
                                                                       biopharmaceutical   company,   from  1980  to
                                                                       1997,  and  Mattek   Corp.,  a  biosciences
                                                                       company; and a director of Hyseq, Inc., a bio-
                                                                       technology  company and Scully  Signal Co., a
                                                                       signal device company.

James E. Flynn(2)...........................        35                 Partner of Deerfield Management, a
                                                                       healthcare hedge fund, since February 2000;
                                                                       Managing Director of the Equity Research
                                                                       Department of ING Baring Furman Selz, a
                                                                       global financial services company, from 1996
                                                                       to February 2000; Vice President of
                                                                       Corporate Development of Alpharma, Inc., a
                                                                       pharmaceutical company, from 1993 to 1995;
                                                                       and  Senior Vice President, Equity Research,
                                                                       of Kidder, Peabody & Co., an investment
                                                                       banking firm, from 1988 to 1993.

Brian P. Friedman, Esq.(2)..................        45                 President of ING Furman Selz Investments
                                                                       LLC, a private equity investment firm, since
                                                                       1994.  Mr. Friedman also serves on the
                                                                       boards of directors of Acapulco Restaurants,
                                                                       BricsNet N.V., StarBand Communications,
                                                                       Inc., Cognitive Arts, Inc., IDB Carries
                                                                       Limited BVI and Net Schools Corporation.
                                                                       Mr. Friedman also serves on the board of
                                                                       managers of Apartment MediaWorks LLC, Beacon
                                                                       Industrial Group LLC, and Stagebill LLC.

                                                                           PRINCIPAL OCCUPATION, OTHER BUSINESS
                                                            DIRECTOR     EXPERIENCE DURING THE PAST FIVE YEARS AND
NAME                                               AGE       SINCE                  OTHER DIRECTORSHIPS
----                                               ---      --------     -----------------------------------------

DIRECTORS  WHOSE TERMS EXPIRE IN 2002 (CLASS II
DIRECTORS)

Robert E. Baldini(1)........................        70        1993     Vice Chairman of our board of directors
                                                                       since April 1996; Consultant to several
                                                                       private and public pharmaceutical and
                                                                       medical device companies; Senior Vice
                                                                       President of Sales and Marketing for Key
                                                                       Pharmaceuticals from 1982 to 1986 and,
                                                                       following the acquisition of Key
                                                                       Pharmaceuticals by Schering-Plough
                                                                       Corporation in 1986, various positions with
                                                                       the Key Pharmaceuticals Division of
                                                                       Schering-Plough until 1995, last serving as
                                                                       its President; Executive Director of Sales
                                                                       and Promotion of Ciba-Geigy Corporation, a
                                                                       pharmaceutical and chemical company, from
                                                                       1977 to 1982; and Vice Chairman of the board of
                                                                       directors of KOS Pharmaceuticals, Inc., a
                                                                       pharmaceutical company.

Joseph R. Ianelli(3)........................        62        2000     President of Ianelli Associates LLC, a
                                                                       consulting firm, since August 2000;
                                                                       President and Chief Executive Officer of
                                                                       Renaissance Pharmaceuticals, Inc., a drug
                                                                       delivery company, from February 1999 to
                                                                       August 2000; Founder, President, Chief
                                                                       Executive Officer and a Director of
                                                                       PharmaConnect Inc., a publicly-traded
                                                                       internet-based company focused on detailing
                                                                       medical products to physicians, from
                                                                       February 1999 to March 2000.  Prior to this,
                                                                       Mr. Ianelli served in a variety of positions
                                                                       with Astra USA Inc., a pharmaceutical
                                                                       company, from 1978 to 1999, including
                                                                       Director of Marketing, Vice President,
                                                                       Marketing and Senior Vice President of
                                                                       Business Development.

James L. Luikart(3).........................        55        1998     Executive Vice President of ING Furman Selz
                                                                       Investments LLC, the general partner of
                                                                       Furman Selz Investors II L.P. and FS
                                                                       Parallel Fund L.P. and the managing member
                                                                       of FS Employee Investors LLC, since 1995.


                                                                           PRINCIPAL OCCUPATION, OTHER BUSINESS
                                                            DIRECTOR     EXPERIENCE DURING THE PAST FIVE YEARS AND
NAME                                               AGE       SINCE                  OTHER DIRECTORSHIPS
----                                               ---      --------     -----------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2003
(CLASS III DIRECTORS)

Emmett Clemente, Ph.D.......................        62        1989     President of Ascent since December 1999;
                                                                       founder of Ascent in 1989 and Chairman of
                                                                       our board of directors since May 1996; Chief
                                                                       Executive Officer of Ascent from 1989 to
                                                                       1996; Director of Pharmaceutical Research
                                                                       for Fisons Corporation, U.S., a
                                                                       pharmaceutical company, from 1980 to 1989
                                                                       and Director of New Product Development and
                                                                       Acquisitions of Fisons from 1972 to 1980;
                                                                       Chief Scientist in the Consumer Products
                                                                       Division of Warner-Lambert Company, a
                                                                       pharmaceutical company, from 1970 to 1972;
                                                                       and Senior Scientist of Richardson-Merrell
                                                                       Company, a pharmaceutical company, from 1967
                                                                       to 1970.

Nicholas Daraviras(1).......................        27        1999     Vice President of ING Furman Selz
                                                                       Investments LLC, the general partner of
                                                                       Furman Selz Investors II, L.P. and FS
                                                                       Parallel Fund L.P. and the managing member
                                                                       of FS Employee Investors LLC, since March
                                                                       1996.

Andre L. Lamotte, Sc.D......................        53        1989     Founder and Investment Manager of New Medical
                                                                       Technologies, Inc. since May 1997; Managing
                                                                       General Partner of Medical Science
                                                                       Ventures, L.P., the general partner of
                                                                       Medical Science Partners L.P., the venture
                                                                       capital firm founded by Harvard University,
                                                                       since 1989; and General Manager of the Merieux
                                                                       Institute, Inc., the U.S. affiliate of
                                                                       Institute Merieux and Pasteur Vaccines, from
                                                                       1983 to 1988.

----------
(1)  Member of audit committee.
(2)  Not currently a member of the board of directors.
(3)  Member of compensation committee.

     Mr. Luikart was nominated and elected to our board of directors and to our compensation committee in connection with the issuance and sale of Series G preferred stock of Ascent, notes and associated warrants pursuant to the terms of the securities purchase agreement, dated as of May 13, 1998, as amended, by and among Ascent and the purchasers named therein.

     Mr. Daraviras was nominated and elected to our board of directors and to our audit committee pursuant to the terms of the second amendment, dated as of February 16, 1999, to the May 1998 securities purchase agreement.

     Messrs. Flynn and Friedman have been nominated for election to our board of directors pursuant to the resolution of our board of directors dated as of March 30, 2001.

     For information relating to the depositary shares beneficially owned by each of the directors and director nominees, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     Our board of directors met eight times (including by telephone conference) during 2000. All of our directors, other than Dr. Lamotte, attended 75% or more of the meetings of our board of directors and the committees on which they served during 2000.

     Our board of directors has a compensation committee which held eight formal and a number of informal meetings during 2000. The current members of the compensation committee are Mr. Ianelli and Mr. Luikart. Thomas Anderson and Lee Schroeder, former directors of Ascent, served on the compensation committee during 2000. The compensation committee is responsible for:

     - making recommendations concerning salaries and incentive compensation for our employees and any consultants;

     - establishing and approving salaries and incentive compensation for certain senior officers and employees; and

     - administering, making recommendations concerning and granting stock options pursuant to our stock option plans.

     We do not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors.

     Our board of directors has an audit committee, which held two formal and a number of informal meetings during 2000. The current members of the audit committee are Dr. Baddour and Messrs. Baldini and Daraviras. The audit committee is responsible for, as more fully set forth below, reviewing the results and scope of the audit and other services provided by our independent public accountants.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The audit committee reviewed Ascent's audited financial statements for the year ended December 31, 2000 and discussed these financial statements with Ascent's management. Management is responsible for Ascent's internal controls and the financial reporting process. Ascent's independent accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of Ascent's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The audit committee is responsible for monitoring and overseeing these processes. As appropriate, the audit committee reviews, evaluates and discusses with Ascent's management, internal accounting, and financial personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of Ascent's financial statements;

     - Ascent's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - changes in Ascent's accounting practices, principles, controls or methodologies; and

     - significant developments or changes in accounting rules applicable to Ascent.

     The audit committee also reviewed and discussed the audited financial statements for fiscal year 2000 with management and the independent auditors.

     The audit committee discussed the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as amended, with PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has engaged in a discussion of their independence with the audit committee. In evaluating the independence of our auditors, the audit committee considered whether the services PricewaterhouseCoopers LLP provided to Ascent beyond their audit and review of financial statements was compatible with maintaining their independence. The audit committee also considered the amount of fees PricewaterhouseCoopers LLP received for their audit and non-audit services.

     Based on its discussions with management and PricewaterhouseCoopers LLP, and its review of the representations and information provided by management and PricewaterhouseCoopers LLP, the audit committee recommended to Ascent's board of directors that the audited financial statements be included in Ascent's annual report on Form 10-K for the year ended December 31, 2000.

     The audit committee currently does not operate under a written audit committee charter and is not required to adopt a written charter. However, a charter has been drafted and is in the process of being adopted. The members of the audit committee, other than Mr. Daraviras, are independent directors, as that term is defined by the National Association of Securities Dealers, Inc.

                      BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ASCENT

                               Raymond F. Baddour, Sc.D.
                               Robert E. Baldini
                               Nicholas Daraviras

COMPENSATION OF DIRECTORS

     Dr. Baddour and Messrs. Baldini and Ianelli are each paid $6,000 each year as compensation for serving on our board of directors. All of our directors are reimbursed for their expenses incurred in connection with their attendance at board of directors and committee meetings. Except as set forth below, no other directors currently are compensated for serving on our board of directors.

     Under our 1997 Director Stock Option Plan, options to purchase 15,000 depositary shares are granted to each new non-employee director upon his or her initial election to our board of directors. Options to purchase 5,000 depositary shares are also granted to each non-employee director on May 1 of each year. On May 1, 2000, Messrs. Baldini, Daraviras, Ianelli and Luikart and Drs. Baddour and Lamotte each received an option to purchase 5,000 depositary shares. All options vest on the first anniversary of the date of grant. However, the exercisability of these options accelerated upon the occurrence of a change in control of Ascent, as provided for in the director plan, which was deemed to have occurred at such time as funds affiliated with ING Furman Selz Investments LLC beneficially owned 50% or more of the combined voting power of Ascent's then outstanding securities. A total of 300,000 depositary shares may be issued upon the exercise of stock options granted under the director plan. With the exception of the options granted on the date of our initial public offering, the exercise price of all options granted under the director plan has equaled the closing price of a depositary share on the date of grant as reported on the Over-The-Counter Bulletin Board or of a share of common stock on the Nasdaq National Market, as applicable. As of April 17, 2001, options to purchase an aggregate of 205,000 depositary shares were outstanding under the director plan. No options to purchase depositary shares under the director plan had been exercised as of April 17, 2001.

     We are party to a written consulting agreement with Mr. Robert E. Baldini, vice chairman of our board of directors and a member of our audit committee, dated as of October 12, 2000. Pursuant to this agreement, Mr. Baldini provides consulting services as requested by us in return for compensation of $1,500 per day. For the fiscal year ended December 31, 2000, Mr. Baldini received approximately $3,000 in consulting fees pursuant to this agreement. Upon execution of this agreement, we granted Mr. Baldini an option to acquire an aggregate of 25,000 depositary shares pursuant to our 1999 Stock Incentive Plan. These options vest over four years. This consulting agreement expired on April 1, 2001. Ascent and Mr. Baldini expect to continue this consulting relationship.

     We were also party to a written consulting agreement with Mr. Joseph R. Ianelli, a member of our board of directors and of our compensation committee, dated as of September 18, 2000. Pursuant to this agreement, Mr. Ianelli agreed to provide consulting services as requested by us in return for compensation of $1,500 per day. For the fiscal year ended December 31, 2000, Mr. Ianelli received approximately $27,800 in consulting fees pursuant to this agreement. Upon execution of this agreement, we granted Mr. Ianelli an option to acquire an aggregate of 20,000 depositary shares pursuant to our 1999 Stock Incentive Plan. These options vest over four years. This consulting agreement expired on March 1, 2001. Ascent and Mr. Ianelli expect to continue this consulting relationship.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for each of the last three fiscal years, for Ascent's president and the person for whom we would have disclosed information as our other most highly compensated executive officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000, but for the fact that the individual was not serving as an executive officer as of December 31, 2000. The foregoing executive officers are referred to in this proxy statement as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                         --------------------    --------------------------------
                                                                     AWARDS           PAYOUTS
                                                                 -------------     --------------
                                                                   SECURITIES        LONG TERM
      NAME AND PRINCIPAL                                           UNDERLYING      INCENTIVE PLAN       ALL OTHER
           POSITION              YEAR     SALARY       BONUS         OPTIONS          PAYOUTS         COMPENSATION
      ------------------         ----    --------     -------      ----------      --------------     ------------
Emmett Clemente, Ph.D...         2000    $214,300       --          70,000              --             $45,733(1)
  Chairman of the board of       1999    $214,300       (2)        167,860(2)         $42,060          $45,733(1)
  directors and president        1998    $210,300     $42,060          --               --             $17,833(1)

Gregory A. Vannatter(3)...       2000    $100,015       --             --               --             $23,894(4)
  Former executive vice          1999    $177,500       (2)        110,500(2)         $33,500              --
  president, sales and           1998    $167,500     $33,500       50,000(5)           --                 --
  marketing

----------

(1) Consists of life insurance premiums paid by Ascent for the benefit of Dr. Clemente.
(2) Under the 1997 Executive Compensation Plan, Dr. Clemente received a bonus of $58,933 and Mr. Vannatter received a bonus of $48,813; each of Dr. Clemente and Mr. Vannatter elected to receive their respective bonuses in stock options in lieu of cash. The stock options are reflected in the securities underlying options column and is based on an exercise price of $1.375 per share, the fair market value of a depositary share on the date of grant.
(3) Mr. Vannatter resigned as executive vice president, sales and marketing of Ascent as of July 14, 2000.
(4) Consists of severance pay paid by Ascent to Mr. Vannatter in connection with his resignation.
(5) Includes options to purchase 18,000 depositary shares which were granted and repriced in 1998.


OPTION GRANTS TABLE

     The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase depositary shares during fiscal 2000.

                                        OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                               NUMBER OF       PERCENT OF                                 AT ASSUMED ANNUAL RATES OF
                               SECURITIES    TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                               UNDERLYING      GRANTED TO      EXERCISE                      FOR OPTION TERM (1)
                                OPTIONS        EMPLOYEES       OR BASE     EXPIRATION     ---------------------------
NAME                            GRANTED      IN FISCAL YEAR     PRICE         DATE             5%              10%
----                           ----------    --------------    --------    ----------        -------        ---------
Emmett Clemente, Ph.D....      20,000(2)          2.2%         $1.3750      01/14/10         $17,295        $ 43,828
                               50,000(3)          5.6%         $1.3125      07/20/10         $41,271        $104,589

Gregory A. Vannatter.....          --              --             --           --               --              --

----------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of depositary shares on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercise and depositary shares holdings are dependent on the timing of the exercise and the future performance of the depositary shares. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(2) The option is exercisable in four equal annual installments beginning on January 14, 2001.
(3) The option is exercisable in four equal annual installments beginning on July 20, 2001.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth information regarding the number and value of exercisable and unexercisable options held by each of the named executive officers on December 31, 2000. No stock options were exercised by any of the named executive officers in fiscal 2000.

                          FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS AT                      IN-THE-MONEY
                                                    FISCAL YEAR-END                 OPTIONS AT FISCAL YEAR-END(1)
                                           ----------------------------------      -------------------------------
NAME                                       EXERCISABLE          UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                                       -----------          -------------      -----------       -------------
Emmett Clemente, Ph.D...........             165,930               216,430             --                 --

Gregory A. Vannatter............               --                    --                --                 --

-----------

(1) The closing price for depositary shares as reported on the Over-The-Counter Bulletin Board on Friday, December 29, 2000, was $0.75 per share, which is less than the exercise price of such granted options and, accordingly, such options were not in-the-money as of such date.

EMPLOYMENT AGREEMENT

     We are a party to an employment agreement, as amended, with Dr. Emmett Clemente, our president, for the period commencing March 16, 1994 and ending March 15, 2002, unless further extended by mutual agreement of the parties. Under this agreement, Dr. Clemente is entitled to receive (a) an annual base salary of $210,300, which may be adjusted, and (b) an annual bonus of up to 30% of his annual base salary based upon the attainment of performance criteria set by our board of directors annually (with the potential to exceed 30% of his annual base salary, at the discretion of our board of directors, in the event that we achieve break-even cash flow). In addition, as part of Dr. Clemente's annual compensation review, our board of directors is required to consider in its sole discretion granting Dr. Clemente a stock option to acquire additional depositary shares. In the event Dr. Clemente's employment is terminated by us without cause, Dr. Clemente will continue to receive (a) his annual base salary for the one-year period commencing on the effective date of termination and (b) benefits for the 18-month period following the effective date of termination. However, any of the above payments or benefits which we are required to provide will be reduced dollar-for-dollar by any payments or benefits Dr. Clemente receives from any other employer during the period we are required to provide these payments or benefits. Following the cessation or termination of his employment by us, Dr. Clemente has agreed not to compete with us for two years with respect to any products developed, produced, marketed or sold by us during his tenure with us.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report is submitted by the compensation committee of our board of directors, which is responsible for establishing and administering our executive compensation policies, including for the president, and setting the compensation for these individuals.

GENERAL COMPENSATION POLICY

    The compensation committee seeks to achieve the following three broad goals in connection with Ascent's executive compensation programs and decisions regarding individual compensation:

     - structure executive compensation programs in order to enable us to attract and retain qualified executives;

     - establish compensation programs that reward executives for the achievement of our business objectives and/or in the individual executive's particular area of responsibility, and thereby create a performance-oriented environment; and

     - provide executives with an equity interest in Ascent so as to link a portion of the executive's compensation with the performance of Ascent depositary shares.

PROCEDURES FOR ESTABLISHING COMPENSATION

     Ascent performs periodic reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with industry peers who compete with Ascent for prospective employees who possess the scientific and technical knowledge and skills required to market pediatric drug products.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The compensation programs for Ascent's executives consist principally of three elements based upon the foregoing objectives: base salary, cash bonuses and stock-based equity incentives in the form of participation in Ascent's stock option plans.

     BASE SALARY. In establishing base salaries for executive officers, including the president, the compensation committee: (a) monitors salaries at other companies, particularly those that are in the same industry as Ascent or related industries and/or located in the same general geographic area as Ascent;
(b) considers historic salary levels of the individual and the nature of the individual's responsibilities; (c) compares the individual's base salary with those of other employees at Ascent; and (d) considers general economic conditions, our financial performance and the individual's performance, to the extent determined to be appropriate.

     ANNUAL INCENTIVE COMPENSATION. The compensation committee considers the payment of cash bonuses pursuant to the 1997 Executive Bonus Plan, as amended and restated, as part of its compensation program. The compensation committee did not pay any bonuses in 2000.

     LONG-TERM INCENTIVE COMPENSATION. The compensation committee uses stock options as a significant element of the compensation package of Ascent's executive officers, including the president, because stock options provide an incentive to executives to maximize stockholder value and because they reward executives only to the extent that stockholders also benefit. The compensation committee believes that it is to Ascent's advantage to increase the interest of executives in Ascent's welfare, as such employees share the primary responsibility for the management and growth of Ascent.

     Ascent's board of directors grants options to executive officers based on the recommendation of the compensation committee. It is not the policy of the compensation committee to recommend the grant of stock options to executives annually, and the timing of grants depends upon a number of factors, including
(a) new hires of executives, (b) the executives' current stock and option holdings, (c) vesting schedules of outstanding options and (d) the current stock price, and such other factors as the compensation committee deems relevant. In 2000, after reviewing Ascent's executive officers' stock and option holdings, the compensation committee determined to recommend the grant of stock options to Dr. Clemente. When recommending the grant of stock options, it has generally been the policy of the compensation committee to recommend that the exercise price of the options be equal to or greater than the fair market value of Ascent's depositary shares on the date of grant. For additional information concerning option grants to the named executive officers, see the table under the heading "Option Grants in Last Fiscal Year."

CERTAIN TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The board of directors reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the board believes such payments are appropriate and in the best interests of Ascent and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                           COMPENSATION COMMITTEE

                                           Joseph R. Ianelli
                                           James L. Luikart


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our compensation committee are Messrs. Ianelli and Luikart. Mr. Thomas L. Anderson resigned from our board of directors and our compensation committee as of December 29, 2000 in connection with the termination of our strategic alliance with Alpharma. Mr. Lee J. Schroeder resigned from our board of directors and our compensation committee as of April 1, 2001 to pursue other interests. No executive officer of Ascent has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our compensation committee.

     Since January 1, 2000, we have engaged in the transactions described below under "Certain Relationships and Related Transactions" with affiliates of Messrs. Anderson and Luikart.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2000, we entered into or engaged in the following transactions with the following directors, director nominees, executive officers and 5% stockholders of Ascent and their affiliates:

     ING FURMAN SELZ INVESTMENTS LLC AND FLYNN PARTNERS. On May 13, 1998, Ascent entered into a Series G Securities Purchase Agreement with funds affiliated with ING Furman Selz Investments LLC, Flynn Partners and BancBoston Ventures, Inc. In accordance with this agreement, on June 1, 1998, Ascent issued and sold to these entities an aggregate of 7,000 shares of Series G convertible exchangeable preferred stock, $9.0 million of 8% seven-year subordinated notes and seven-year warrants to purchase an aggregate of 2,116,958 shares of Ascent common stock at a per share exercise price of $4.75 per share, which, as discussed below, was subsequently decreased, for an aggregate purchase price of $16.0 million. Of such securities, (i) funds affiliated with ING Furman Selz Investments LLC received 5,250 shares of Series G convertible exchangeable preferred stock, $6.75 million of the 8% seven-year subordinated notes and 1,587,718 of the seven-year warrants to purchase Ascent common stock; (ii) Flynn Partners received 87 shares of Series G convertible exchangeable preferred stock, $87,000 of the 8% seven-year subordinated notes and 26,311 of the seven-year warrants to purchase Ascent common stock; and (iii) BancBoston Ventures, Inc. received 1,663 shares of Series G convertible exchangeable preferred stock, $1.66 million of the 8% seven-year subordinated notes and 502,929 of the seven-year warrants to purchase Ascent common stock. Ascent used a portion of the net proceeds, after fees and expenses, of $14.7 million to repay $5.3 million in existing indebtedness and used the balance for working capital.

     In connection with Ascent's strategic alliance with Alpharma USPD, Inc. and Alpharma, Inc., which is discussed below, Ascent entered into a second amendment to the May 1998 securities purchase agreement on July 23, 1999 with funds affiliated with ING Furman Selz Investments LLC, Flynn Partners and BancBoston Ventures, Inc. The second amendment provided for, among other things, (a) Ascent's agreement to exercise its right to exchange all outstanding shares of Series G preferred stock for convertible subordinated notes in accordance with the terms of the Series G preferred stock, (b) the reduction in the exercise price of warrants to purchase an aggregate of 2,116,958 shares of Ascent common stock from $4.75 per share to $3.00 per share and the agreement of the Series G purchasers to exercise these warrants, (c) the issuance and sale to the Series G purchasers of an aggregate of 300,000 shares of Ascent common stock at a price of $3.00 per share and (d) the cancellation of approximately $7.25 million of principal under the subordinated notes held by the Series G purchasers to pay the exercise price of the warrants and the purchase price of the additional 300,000 shares. Ascent issued 225,000 of the 300,000 shares issued to the Series G purchasers to funds affiliated with ING Furman Selz Investments LLC, 3,750 of the 300,000 shares to Flynn Partners and 71,250 of the 300,000 shares to BancBoston Ventures, Inc.

     The subordinated notes and convertible notes bear interest at a rate of 8% per annum, payable semiannually in June and December of each year, commencing December 1998. Ascent deferred forty percent of the interest due on the subordinated notes and fifty percent of the dividend interest due on the convertible notes in each of December 1998, June 1999, December 1999, June 2000 for a period of three years.

     In the event of a change in control or unaffiliated merger of Ascent, Ascent could redeem the convertible notes issued upon exchange of the Series G preferred stock at a price equal to the liquidation preference plus accrued and unpaid dividends, although Ascent would be required to issue new common stock purchase warrants in connection with such redemption. In the event of a change of control or unaffiliated merger of Ascent, the holders of the convertible notes and the subordinated notes could require Ascent to redeem these notes at a price equal to the unpaid principal plus accrued and unpaid interest on such notes.

     ING FURMAN SELZ INVESTMENTS LLC $4.0 MILLION CREDIT FACILITY. On July 1, 1999, Ascent entered into a third amendment to the May 1998 securities purchase agreement in July 1999 with certain funds affiliated with ING Furman Selz Investments LLC, Flynn Partners and BancBoston Ventures, Inc. Pursuant to the third amendment, funds affiliated with ING Furman Selz Investments LLC agreed to loan Ascent up to $4.0 million. Pursuant to this agreement, Ascent issued 7.5% convertible subordinated notes in the aggregate principal amount of $4.0 million and warrants to purchase an aggregate of 600,000 depositary shares at an exercise price of $3.00 per share, which, as described below, was subsequently decreased to $0.05 per share, and which expire on July 1, 2006, to the funds affiliated with ING Furman Selz Investments LLC. As of February 2000, Ascent had borrowed the entire $4.0 million under this credit facility. The notes mature on July 1, 2004 and are convertible into depositary shares at a conversion price of $3.00 per share. Interest on these notes is due and payable quarterly, in arrears, on the last day of each calendar quarter, and the outstanding principal on the notes is payable in full on July 1, 2004.

     ING FURMAN SELZ INVESTMENTS LLC $10.0 MILLION CREDIT FACILITY. On October 15, 1999, Ascent entered into a fourth amendment to the May 1998 securities purchase agreement with certain funds affiliated with ING Furman Selz Investments LLC, Flynn Partners and BancBoston Ventures, Inc. Pursuant to the third amendment, funds affiliated with ING Furman Selz Investments LLC agreed to loan Ascent up to an additional $10.0 million. Pursuant to this agreement, Ascent issued to the funds affiliated with ING Furman Selz Investments LLC 7.5% convertible subordinated notes in the aggregate principal amount of $10.0 million and warrants to purchase an aggregate of 5,000,000 depositary shares at an original exercise price of $3.00 per share, which, as described below, was subsequently decreased to $0.05 per share, and which expire on October 15, 2006. As of December 31, 2000, Ascent had borrowed an aggregate of $10.0 million under this credit facility. The notes mature on July 1, 2004 and are convertible into Ascent depositary shares at a conversion price of $3.00 per share. Interest on these notes is due and payable quarterly, in arrears, on the last day of each calendar quarter, and the outstanding principal on the notes is payable in full on July 1, 2004.

     ING FURMAN SELZ INVESTMENTS LLC AND FLYNN PARTNERS $10.25 MILLION CREDIT FACILITY. On December 29, 2000, Ascent entered into a loan agreement with FS Ascent Investments LLC ("FS Investments"), the members of which consist of certain funds affiliated with ING Furman Selz Investments LLC and Flynn Partners. The ownership interest of FS Investments is as follows: (i) certain funds affiliated with ING Furman Selz Investments LLC own 99.3% and (ii) Flynn Partners owns 0.07%. Also as of such date, Ascent entered into a fifth amendment to the Series G securities purchase agreement with certain funds affiliated with ING Furman Selz Investments LLC, Flynn Partners and BancBoston Ventures, Inc. Pursuant to the loan agreement and the fifth amendment, Ascent will receive up to $10.25 million in financing from FS Investments. The financing is comprised of $6.25 million of 7.5% secured notes ($5.0 million of which was advanced to Ascent prior to April 17, 2001) and $4.0 million of Series H preferred stock ($1,000 of which has been sold in 2001). Under the terms of the notes, Ascent will pay interest quarterly and repay the outstanding principal of the notes on June 30, 2001, unless extended to no later than June 30, 2002 at Ascent's election, or earlier upon a change in control (as defined in the loan agreement) of Ascent or certain other conditions. The notes are secured by Ascent's Primsol product line, including intellectual property rights of Ascent pertaining to Primsol, pursuant to a security agreement, dated as of December 29, 2000, by and between Ascent and FS Investments. The $6.25 million to be advanced to Ascent under the loan agreement will be obtained by FS Investments from Alpharma USPD under a loan agreement between FS Investments and Alpharma USPD. Under the terms of the Series H preferred stock, Ascent will be entitled to, and the holders of the Series H preferred stock will be entitled to cause Ascent to redeem the Series H preferred stock for a price equal to the liquidation amount of the Series H preferred stock, plus $10.0 million. In connection with the financing, Ascent agreed to issue warrants to FS Investments to purchase up to an aggregate of 10,950,000 depositary shares of Ascent at an exercise price of $.05 per share (of which warrants to purchase 1,950,000 depositary shares were issued on January 2, 2001) and reduced the exercise price of certain of the above described outstanding warrants to purchase a total of 5,600,000 depositary shares issued under the Series G securities purchase agreement from $3.00 to $0.05 per share. The remaining warrants to purchase 9,000,000 depositary shares issuable under the credit facility will be issued if the outstanding amounts are not repaid by June 20, 2001, and thereafter. On March 23, 2001, the funds affiliated with ING Furman Selz Investments LLC and FS Investments exercised all of the warrants held by them, on a cashless basis, which resulted in the issuance to such entities an aggregate of 7,211,528 depositary shares.

     The Series H preferred stock is entitled to cumulative annual dividends payable on December 31, 2001 at the rate of 7.5% of the liquidation preference (as defined in the loan agreement between Ascent and FS Investments). The Series H preferred stock is redeemable at the redemption price at any time after the demand date or the occurrence of a change in control (each as defined in the loan agreement) of Ascent at the option of the holders of the Series H preferred stock holding at least 80% of the shares of such stock then outstanding. Ascent may redeem all of the Series H preferred stock at the redemption price at any time. The holders of Series H preferred stock generally do not have any voting rights.

     Mr. James L. Luikart, a director of Ascent, is an executive vice president of ING Furman Selz Investments LLC, the general partner of Furman Selz Investors II L.P., FS Parallel Fund L.P. and the managing member of FS Employee Investors LLC. Mr. Nicholas Daraviras, also a director of Ascent, is also a vice president of ING Furman Selz Investments LLC. Mr. Brian P. Friedman, a director nominee, is president of ING Furman Selz Investments LLC, the general partner of Furman Selz Investors II L.P., FS Parallel Fund L.P. and the managing member of FS Employee Investors LLC. Mr. James E. Flynn, a director nominee is general partner of Flynn Partners, which is a member of FS Investments.

     ALPHARMA USPD, INC. AND ALPHARMA, INC. On February 16, 1999, Ascent entered into a series of agreements, which we collectively refer to as a strategic alliance, with Alpharma, Inc. and its wholly-owned subsidiary, Alpharma USPD, Inc., which provided for a number of arrangements, including:

     - Call Option. In connection with the consummation of the strategic alliance, Ascent obtained a call option to acquire all of its outstanding common stock and assigned the call option to Alpharma USPD, thereby giving Alpharma USPD the option, exercisable in 2003, to purchase all of Ascent's common stock then outstanding at a purchase price to be determined by a formula based on Ascent's 2002 earnings.

     - $40.0 Million Credit Facility. Alpharma USPD agreed to loan Ascent up to $40.0 million from time to time, $12.0 million of which could be used for general corporate purposes and $28.0 million of which could only be used for specified projects and acquisitions intended to enhance Ascent's growth.

     - On February 19, 1999, Ascent borrowed $4.0 million from Alpharma USPD under the loan agreement and issued Alpharma a 7.5% convertible subordinated note in the principal amount of up to $40.0 million. Ascent borrowed the entire $12.0 million available for general corporate purposes by June 2000. The note bears interest at a rate of 7.5% per annum, due and payable quarterly, in arrears on the last day of each calendar quarter.

     On December 29, 2000, Ascent entered into a Termination Agreement with Alpharma USPD, Alpharma, Inc., the Original Lenders (as defined therein) and State Street Bank and Trust Company terminating the strategic alliance. Pursuant to the terms of the Termination Agreement, the parties terminated the (i) Loan Agreement dated as of February 16, 1999, as amended, by and among Ascent, Alpharma USPD and Alpharma, (ii) Master Agreement, dated as of February 16, 1999, as amended, by and among Ascent, Alpharma USPD and Alpharma, (iii) Guaranty Agreement, dated as of February 16, 1999, as amended, by Alpharma for the benefit of Ascent, (iv) Registration Rights Agreement, dated as of February 16, 1999, as amended, by and between Ascent and Alpharma USPD, (v) Subordination Agreement, dated as of February 16, 1999, as amended, by and among Ascent, Alpharma and the Original Lenders (as defined therein), (vi) covenants and obligations of the parties under the Supplemental Agreement, dated as of July 1, 1999, by and among Ascent, Alpharma USPD, Alpharma, the Original Lenders (as defined therein) and State Street and (vii) Second Supplemental Agreement, dated as of October 15, 1999, by and among Ascent, Alpharma USPD, Alpharma, the Original Lenders (as defined therein) and State Street.

     In addition, under the Termination Agreement, Alpharma USPD agreed that it would not exercise its call option to acquire Ascent pursuant to the Depositary Agreement, dated as of February 16, 1999, as amended, by and among Ascent, Alpharma USPD and State Street Bank and Trust Company. Ascent agreed that upon the consummation of any change of control (as defined in the Termination Agreement) of Ascent, Ascent would pay to Alpharma USPD a fee equal to 2% of the aggregate consideration received by Ascent upon such event in excess of $65.0 million.

     On December 29, 2000, Ascent also entered into a Product Purchase Agreement with Alpharma USPD. Pursuant to the terms of the Product Purchase Agreement, Ascent sold its Feverall product line in an asset sale to Alpharma USPD in exchange for the cancellation by Alpharma USPD of $12.0 million of indebtedness owed to Alpharma USPD by Ascent under a 7.5% note issued to Alpharma USPD. Under the terms of the Product Purchase Agreement, Ascent has the option to repurchase the Feverall product line at anytime before December 29, 2001 for $12.0 million.

     Mr. Thomas L. Anderson, president of Alpharma USPD, was nominated and elected to our board of directors and to our compensation and audit committees in connection with our strategic alliance with Alpharma USPD and Alpharma. Mr. Anderson resigned from our board directors as of December 29, 2000 in connection with the termination of the strategic alliance.

     REGISTRATION RIGHTS. Some persons and entities, including funds affiliated with ING Furman Selz Investments LLC and other former purchasers of Ascent Series G preferred stock and related warrants are entitled to registration of their depositary shares under the Securities Act of 1933, as amended, including depositary shares acquired upon the conversion of notes or the exercise of warrants, under the terms of registration agreements between us and such persons and entities. The registration agreements generally provide that, in the event we propose to register any of our securities under the Securities Act, the holders of registration rights are entitled to include their depositary shares in the registration, subject to the right of the managing underwriter of any underwritten offering to exclude some or all of their shares from the registration for marketing reasons. Some holders of registration rights also have the right to require us to register their depositary shares under the Securities Act, including depositary shares that may be acquired upon the conversion or the exercise of warrants and notes if the holders of such depositary shares holding specified percentages of registrable shares so request, and we are required to use our best efforts to effect the registration, subject to some conditions and limitations. We are generally required to bear the expense of all registrations.

     We believe that the securities issued in the preceding transactions were sold at their then fair market value and that the terms of the transactions described above were no less favorable than we could have obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the percentage change in cumulative stockholder return on Ascent depositary shares for the period from May 29, 1997 (the date Ascent capital stock was first publicly traded) through December 31, 2000 with the cumulative total return on (a) the Nasdaq National Market Index and (b) the Nasdaq Pharmaceuticals Index.

     This graph assumes the investment of $100.00 in Ascent depositary shares (at the initial public offering price of Ascent common stock), in the Nasdaq National Market Index and in the Nasdaq Pharmaceuticals Index on May 29, 1997 and assumes dividends are reinvested. Prior to May 29, 1997, neither Ascent common stock nor depositary shares were registered under the Securities Exchange Act of 1934, as amended.



                     COMPARISON OF CUMULATIVE TOTAL RETURNS*

                                    [GRAPH]

                                     May 29, 1997       Dec. 31, 1998     Dec. 31, 1999    Dec. 31, 2000
                                     ------------       -------------     -------------    -------------
Ascent Pediatrics, Inc.                 $100.00            $ 47.92           $ 13.89           $ 8.33
Nasdaq National Market Index            $100.00            $159.03           $295.69          $177.91
Nasdaq Pharmaceuticals Index            $100.00            $127.77           $240.49          $299.13

* Total return based on $100.00 initial investment and reinvestment of dividends


                 PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF
                              INDEPENDENT AUDITORS

     Our board of directors has selected PricewaterhouseCoopers LLP as our auditors for the year ending December 31, 2001, subject to ratification by stockholders at the annual meeting. If our stockholders do not ratify our selection of PricewaterhouseCoopers LLP, our board of directors will reconsider the matter. A representative of PricewaterhouseCoopers LLP, which served as our auditors for the year ended December 31, 2000, is expected to be present at the annual meeting, to respond to appropriate questions, and to make a statement if he or she so desires.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

AUDIT FEES

     PricewaterhouseCoopers LLP billed Ascent an aggregate of approximately $126,200 in fees for professional services rendered in connection with the audit of Ascent's financial statements for the most recent fiscal year included in the annual report on Form 10-K and the reviews of the financial statements included in each of Ascent's quarterly reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not bill Ascent for any professional services rendered to Ascent and its affiliates for the fiscal year ended 2000 in connection with financial information systems design or implementation, the operation of Ascent's information system or the management of its local area network.

ALL OTHER FEES

     PricewaterhouseCoopers LLP billed Ascent an aggregate of approximately $53,000 in all other fees, primarily for reviews of the financial statements included in Current Reports on Form 8-K, the preparation of its corporate taxes and assistance to Ascent in other filings with the Securities and Exchange Commission during the year ended December 31, 2000.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2002 Annual Meeting of Stockholders must be submitted to the corporate secretary of Ascent care of Ascent Pediatrics, Inc., 187 Ballardvale Drive, Suite B125, Wilmington, Massachusetts 01887, no later than January 11, 2002, in order to be considered for inclusion in the proxy statement relating to that meeting.

     If a stockholder wishes to present a proposal before the annual meeting in 2002 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not less than 60 days nor more than 90 days prior to the annual meeting in 2002. Notwithstanding the foregoing, if we provide stockholders with less than 70 days notice or public disclosure of the date of the meeting, then our corporate secretary must receive proposals from stockholders no later than the close of business 10 days after the date on which the notice of the meeting was mailed or the public disclosure was made, whichever occurs first.

     If a stockholder who wished to present a proposal before the annual meeting fails to notify the Company by the required date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                  OTHER MATTERS

     Our board of directors knows of no other business which will be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the enclosed voting instruction card to vote, or otherwise act, in accordance with their best judgment on such matters.

                        SOURCES OF ADDITIONAL INFORMATION

     To obtain timely delivery of requested documents prior to the annual meeting of Ascent stockholders, you must request them no later than June 6, 2001, which is five business days prior to the date of the annual meeting.

     OUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

     STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR VOTING INSTRUCTION CARDS IF THEY AFFIRMATIVELY GIVE NOTICE AT THE MEETING THAT THEY REVOKE THEIR RESPECTIVE VOTING INSTRUCTION CARD AND VOTE.

                                          By Order of the Board of Directors,


                                          EMMETT CLEMENTE, PH.D.
                                          CHAIRMAN AND PRESIDENT

VOTING INSTRUCTION CARD      ASCENT PEDIATRICS, INC.     VOTING INSTRUCTION CARD
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 13, 2001

                     THESE VOTING INSTRUCTIONS ARE SOLICITED
               ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby directs State Street Bank and Trust Company, as Depositary (the "Depositary"), to vote and act upon the following matters in accordance with the instructions indicated on the reverse side in respect of all shares of Common Stock of Ascent Pediatrics, Inc. (the "Company") represented by Depositary Shares held by the undersigned. In addition, the undersigned authorize(s) the Depositary to appoint Emmett Clemente, Ph.D. and Jennifer A. Marchand, and each of them, attorneys or attorney of the Depositary (with full power of substitution) for and in the name of the Depositary to attend the Annual Meeting of Stockholders of the Company to be held at 60 State Street, Boston, Massachusetts at 10:00 a.m., local time, on Wednesday, June 13, 2001, and any adjourned sessions thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Common Stock of the Company which the Depositary would be entitled to vote or act upon, with all powers the Depositary would possess if personally present, including the power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this voting instruction card unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this voting instruction card is signed by the undersigned in every such capacity as well as individually.

                    PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                    PROMPTLY RETURN IN THE ENCLOSED ENVELOPE

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, give your full title as such. Joint owner should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, sign in partnership name, by authorized person.


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?
__________________________________________    _______________________________________

__________________________________________    _______________________________________

__________________________________________    _______________________________________

[x] PLEASE MARK VOTES
    AS IN THE EXAMPLE

                             ASCENT PEDIATRICS, INC.

The shares represented by this voting instruction card will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THE SHARES OF COMMON STOCK OF THE COMPANY CORRESPONDING TO THIS VOTING INSTRUCTION CARD WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Voting Instruction Card.      Date _________________________________________


       Stockholder sign here________________________________       Co-owner sign here____________________________


1.  To elect the following persons as Class I directors for the ensuing three years:


                                                      FOR ALL          WITHHOLD       FOR ALL
                                                     NOMINEES          FOR ALL        EXCEPT
         (01) RAYMOND F. BADDOUR, Sc.D.
         (02) JAMES E. FLYNN                           [ ]               [ ]            [ ]
         (03) BRIAN P. FRIEDMAN

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
"FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF SUCH NOMINEE(S).
YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

                        FOR                     AGAINST                 ABSTAIN

                        [ ]                       [ ]                     [ ]

IN THEIR DISCRETION, THE NAMED ATTORNEYS ARE AUTHORIZED TO VOTE UPON THE OTHER
MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.



DETACH CARD                                                                       DETACH CARD